Exhibit 99.1
                                                                    ------------
                              Chiles Offshore Inc.
                              11200 Richmond Avenue
                                    Suite 490
                              Houston, Texas 77082


March 28, 2002

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549


Ladies and Gentlemen:

We have received a letter of representation from Arthur Andersen LLP stating that their audit of the financial statements contained in Chiles Offshore Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001, of which this
Exhibit 99.1 is a part, was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen LLP personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Arthur Andersen is not relevant to this audit.

Sincerely,

CHILES OFFSHORE INC.

/s/  Dick Fagerstal
------------------------------------
Dick Fagerstal
Senior Vice President, Chief
Financial Officer and Secretary